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Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No.333-144889) on Form S-4 (Amendment No. 2) of Echo Healthcare Acquisition Corp. of our report dated June 12, 2007 relating to our audits of the financial statements of McConnell & Fenton, Inc. as of March 31, 2006 and December 31, 2005 and for the three months and year then ended, respectively.

We also consent to the reference to our firm under the captions “Experts” in this Prospectus.

/S/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Santa Ana, California
October 23, 2007